UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 Form 8-K


                               CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


      Date of Report (Date of Earliest Event Reported) January 9, 2003


                       Commission File Number 0-27727
                                              -------

                              GENE-CELL, INC.
                              ----------------
          (Exact Name of Registrant as Specified in its Charter)


          NEVADA                                             91-1766174
(State or other jurisdiction of                           (I.R.S. Employer
  incorporation or organization)                     Identification Number)


               at L.A. Center Studios, 1201 West 5th Street,
                    Suite F-240, Los Angeles, California
               ----------------------------------------------
                  (Address of principal executive offices)

                                   90017
                                  -------
                                 (Zip Code)

                               (949) 706-7759
                              ---------------
              (Registrant's Executive Office Telephone Number)


ITEM 5.  OTHER EVENTS

     On November 15, 2002, the majority shareholders of Gene-Cell, Inc., (the "Company") approved a proposal to change the name of the Company. On January 9, 2003, the Company filed an amendment to its Articles of Incorporation changing the name of the Company from Gene-Cell, Inc., to Redwood Energy Group, Inc.

     NASDAQ has confirmed that the change in the Company's name and OTCBB symbol will become effective at the opening of business on Friday, January 17, 2003. The Company's new trading symbol will be RDWD.

ITEM 6.  RESIGNATION OF REGISTRANT'S DIRECTORS

     On January 10, 2003, Robert E. Gower and C. Brian Gower resigned as officers and directors of the Company. Their resignations were not the result of any disagreement with the Company on any matter relating to Company operations, policies or practices. In accordance with the provisions of the Nevada Revised Statutes and the Company's Bylaws, the Board of Directors appointed Whitney Farmer and Dr. Kathy Procopio to fill the vacancies created by these resignations. Brian R. Davis, the Company's current president, and a director, was appointed to serve as the secretary and treasurer of the Company until such time as suitable replacements can be appointed.

     Following are the names and a brief description of the experience of the Company's new directors.

     Whitney Farmer. From 1994 through 1999, Ms. Farmer was a mortgage banker for Lynwood Mortgage Corporation, now Golf Savings Bank, one of the largest privately held mortgage banks in the State of Washington. From December 1999 to December 2000, Ms. Farmer was self employed providing strategic planning and capital campaign consulting services to various entities, including ACT, Incorporated and Howard University. Since December 2000, Ms. Farmer has been employed with Duke Media, where she currently serves as the Vice President of Internal Development. Her responsibilities include capital recruitment, intellectual property development in live action and animated projects and public/private partnerships. Ms. Farmer earned a Masters in Business Administration from Western Washington University in 1993. She earned a Bachelor of Science Degree in Community Health from Western Washington University in 1991.
Ms. Farmer is 38 years old.

     Kathy Procopio, D.D. Dr. Procopio has 22 years experience in the financial services industry. Since 1990, Dr. Procopio has worked as an independent contractor for Primerica providing asset management and financial services to her clients. Since November 1999, Dr. Procopio has served as the CEO of New Creation Outreach Ministry Church, a non-profit organization she founded. New Creation Outreach Ministry Church currently oversees approximately 100 pastors and 22 congregations. Dr. Procopio also founded Spirit of Truth Bible College, a non-profit organization, in 2002. Dr. Procopio received her Doctorate of Divinty from Southern California Community Bible College in June 2001. Dr. Procopio is 44 years old.


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                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                              REDWOOD ENERGY GROUP, INC.


Date: January 16, 2003        By:/S/ Brian R. Davis
                              ----------------------------------
                              Brian R. Davis, President














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